Exhibit 23.1
                                  [LETTERHEAD]
                          L.L. Bradford & Company, LLC
                           3441 South Eastern Avenue
                            Las Vegas, Nevada 89109
                                 (702) 735-5030


September 29, 2005


U.S. Securities and Exchange Commission
Division of Corporation Finance
450 Fifth Street, N.W.
Washington, D.C. 20549

Re:  Enable IPC Corporation - Amendment No. 1 to Form SB-2

Dear Sir/Madame:

As independent registered public accountants, we hereby consent to the use in this Registration Statement on Amendment No. 1 to Form SB-2 of our report dated April 11, 2005, relating to the financial statements of Enable IPC Corporation.

Sincerely,

/s/ L.L. Bradford & Company, LLC
---------------------------------
L.L. Bradford & Company, LLC